Exhibit 99.1

Press Release For immediate release Brandon Burke, Investor Relations 800-241-5477

Invesco Mortgage Capital Inc. Reports Second Quarter 2019 Financial Results
Book value per common* share of $16.21
Maintained common stock dividend of $0.45 per share
Generated economic return** of 2.3%

Atlanta - August 7, 2019 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended June 30, 2019.

Financial Summary:

•
Q2 2019 net income attributable to common stockholders of $7.2 million or $0.06 basic income per common share compared to net income attributable to common stockholders of $127.7 million or $1.05 basic income per common share in Q1 2019

•	Q2 2019 core earnings*** of $59.1 million or core earnings per common share ("EPS") of $0.46 compared to $56.9 million or core EPS of $0.47 in Q1 2019

•	Q2 2019 book value per common share* of $16.21 compared to $16.29 at Q1 2019

•	Q2 2019 common stock dividend of $0.45 per share compared to $0.45 in Q1 2019

•	Economic return** of 2.3% for Q2 2019 and 12.0% for the year to date ended June 30, 2019

“We are pleased to announce core earnings of $0.46 per common share for the second quarter of 2019. Core earnings exceeded our $0.45 dividend, as the portfolio benefited from the full quarter impact of our February common stock offering. Despite volatile market conditions during the quarter, our diversified portfolio and dynamic hedging strategy combined to keep our book value relatively stable at $16.21. This helped produce a 2.3% economic return for the quarter, bringing our year-to-date economic return to 12.0%.” said John Anzalone, Chief Executive Officer.

*Book value per common share is calculated as total equity less the liquidation preference of Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding.
**Economic return for the quarter ended June 30, 2019 is defined as the change in book value per common share from March 31, 2019 to June 30, 2019 of $(0.08); plus dividends declared of $0.45 per common share; divided by the March 31, 2019 book value per common share of $16.29. Economic return for the year to date ended June 30, 2019 is defined as the change in book value per common share from December 31, 2018 to June 30, 2019 of $0.94; plus dividends declared of $0.90 per common share; divided by the December 31, 2018 book value per common share of $15.27.
*** Core earnings (and by calculation, core earnings per common share) are non-Generally Accepted Accounting Principles (“GAAP”) financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures.

1

Exhibit 99.1

Key performance indicators for the quarters ended June 30, 2019 and March 31, 2019 are summarized in the table below.

($ in millions, except share amounts)		Q2 ‘19		Q1 ‘19		Variance
Average Balances		(unaudited)		(unaudited)
Average earning assets (at amortized cost)		$20,803.2		$19,152.5		$1,650.7
Average borrowings		$18,908.9		$17,048.1		$1,860.8
Average equity		$2,338.0		$2,207.3		$130.7

U.S. GAAP Financial Measures
Total interest income		$202.2		$187.1		$15.1
Total interest expense		$129.2		$113.0		$16.2
Net interest income		$73.0		$74.1		($1.1)
Total expenses		$11.4		$11.8		($0.4)
Net income attributable to common stockholders		$7.2		$127.7		($120.5)

Average earning asset yields		3.89%		3.91%		(0.02%)
Average cost of funds		2.73%		2.65%		0.08%
Average net interest rate margin		1.16%		1.26%		(0.10%)

Period-end weighted average asset yields*		4.03%		4.02%		0.01%
Period-end weighted average cost of funds		2.77%		2.84%		(0.07%)
Period-end weighted average net interest rate margin		1.26%		1.18%		0.08%

Book value per common share**		$16.21		$16.29		($0.08)
Earnings per common share (basic)		$0.06		$1.05		($0.99)
Earnings per common share (diluted)		$0.06		$1.05		($0.99)
Debt-to-equity ratio	7.0	x	6.9	x	0.1	x

Non-GAAP Financial Measures***
Core earnings		$59.1		$56.9		$2.2
Effective interest income		$207.5		$192.4		$15.1
Effective interest expense		$127.6		$114.4		$13.2
Effective net interest income		$79.9		$78.1		$1.8

Effective yield		3.99%		4.02%		(0.03%)
Effective cost of funds		2.70%		2.68%		0.02%
Effective interest rate margin		1.29%		1.34%		(0.05%)

Core earnings per common share		$0.46		$0.47		($0.01)
Repurchase agreement debt-to-equity ratio	7.4	x	7.2	x	0.2	x
*Period-end weighted average yields are based on amortized cost as of period end and incorporate future prepayment and loss assumptions.
** Book value per common share is calculated as total equity less the liquidation preference of Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding.
*** Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yields), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

2

Exhibit 99.1

Financial Summary
Net income attributable to common stockholders for the second quarter of 2019 was $7.2 million compared to $127.7 million for the first quarter of 2019. Net income attributable to common stockholders was $120.5 million lower in the second quarter primarily due to higher net losses on derivatives totaling $347.2 million compared to $193.6 million in the first quarter. Net losses on derivatives were partially offset by higher net gains on investments totaling $302.2 million in the second quarter compared to $268.4 million in the first quarter. Higher net losses on derivative instruments and net gains on investments were driven by sharply declining interest rates in the second quarter as evidenced by the 40 basis point decline in 10 year Treasury rates compared to a 28 basis point decline in the first quarter. The Company also had unrealized gains on available-for-sale investments of $52.3 million in the first quarter and $47.2 million in the second quarter that are recorded in other comprehensive income.
Book value per common share for the second quarter of 2019 was $16.21 compared to $16.29 in the first quarter reflecting interest rate spread widening in Agency RMBS and GSE CRT assets that was partially offset by a positive duration gap and interest rate spread tightening in other asset classes.
During the second quarter of 2019, the Company generated $59.1 million in core earnings, an increase of $2.2 million or 3.9% from the first quarter of 2019. Higher core earnings were driven by a $1.8 million increase in effective net interest income reflecting the full quarter impact of the Company's February 2019 common stock offering. Effective yield was 3.99% during the second quarter, down 3 basis points from 4.02% in the first quarter of 2019 primarily due to the impact of declining interest rates on prepayments of specified pool Agency RMBS investments. Effective cost of funds was 2.70% during the second quarter, up 2 basis points from 2.68% in the first quarter of 2019 primarily due to slightly higher repurchase agreement borrowing costs early in the quarter.
Total interest income for the second quarter of 2019 was $202.2 million compared to $187.1 million for the first quarter of 2019. Higher total interest income reflects a $1.7 billion (8.6%) increase in average earning assets to $20.8 billion from $19.2 billion in the first quarter of 2019. Average earning assets rose primarily due to the investment of net proceeds from the Company's February common stock offering. Average earning asset yield was 3.89% for the second quarter of 2019 compared to 3.91% in the first quarter of 2019 reflecting a $6.8 million increase in premium amortization.
The Company increased its average borrowings by $1.9 billion (10.9%) in the second quarter of 2019 to $18.9 billion to finance its higher asset base compared to average borrowings of $17.0 billion in the first quarter of 2019. Total interest expense was $129.2 million compared to $113.0 million during the first quarter of 2019.
The Company's debt-to-equity ratio was 7.0x as of June 30, 2019 compared to 6.9x as of March 31, 2019. The Company's repurchase agreement debt-to-equity ratio was 7.4x as of June 30, 2019 compared to 7.2x as of March 31, 2019. Leverage increased slightly during the quarter largely due to an increase in the Company's equity allocation to Agency CMBS to 10%.
Total expenses for the second quarter of 2019 were approximately $11.4 million compared to $11.8 million for the first quarter of 2019. Total expenses include management fees and general and administrative expenses. The ratio of annualized total expenses to average equity (1) decreased to 1.95% compared to 2.14% for the first quarter of 2019.
As previously announced, the Company declared the following dividends on June 17, 2019: a common stock dividend of $0.45 per share paid on July 26, 2019 to its stockholders of record as of June 28, 2019 and a Series A preferred stock dividend of $0.4844 per share paid on July 25, 2019 to its stockholders of record as of July 1, 2019. The Company declared the following dividends on its Series B and Series C Preferred Stock on August 1, 2019 to its stockholders of record as of September 5, 2019: a Series B Preferred Stock dividend of $0.4844 per share payable on September 27, 2019 and a Series C Preferred Stock dividend of $0.46875 per share payable on September 27, 2019.

(1)
The ratio of annualized total expenses to average equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average equity. Average equity is calculated based on the weighted month-end balance of total equity excluding equity attributable to preferred stockholders.

3

Exhibit 99.1

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect, wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Thursday, August 8, 2019, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on August 22, 2019 by calling:

800-430-5973 (North America) or 1-402-998-0105 (International).

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the market for our target assets, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Brandon Burke, 800-241-5477

4

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
$ in thousands, except share amounts	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Interest Income
Mortgage-backed and credit risk transfer securities (1)	200,737	185,492	147,548	386,229	296,551
Commercial and other loans	1,484	1,582	4,051	3,066	8,273
Total interest income	202,221	187,074	151,599	389,295	304,824
Interest Expense
Repurchase agreements	117,978	101,875	69,389	219,853	128,974
Secured loans	11,258	11,144	8,471	22,402	15,398
Exchangeable senior notes	—	—	—	—	1,621
Total interest expense	129,236	113,019	77,860	242,255	145,993
Net interest income	72,985	74,055	73,739	147,040	158,831
Other Income (loss)
Gain (loss) on investments, net	302,182	268,382	(36,377)	570,564	(196,747)
Equity in earnings (losses) of unconsolidated ventures	702	692	798	1,394	1,694
Gain (loss) on derivative instruments, net	(344,733)	(201,460)	67,169	(546,193)	200,536
Realized and unrealized credit derivative income (loss), net	(2,438)	7,884	735	5,446	3,900
Net loss on extinguishment of debt	—	—	—	—	(26)
Other investment income (loss), net	1,007	1,029	(2,160)	2,036	942
Total other income (loss)	(43,280)	76,527	30,165	33,247	10,299
Expenses
Management fee – related party	9,370	9,534	10,102	18,904	20,323
General and administrative	1,999	2,258	1,525	4,257	3,281
Total expenses	11,369	11,792	11,627	23,161	23,604
Net income	18,336	138,790	92,277	157,126	145,526
Net income attributable to non-controlling interest	—	—	1,163	—	1,834
Net income attributable to Invesco Mortgage Capital Inc.	18,336	138,790	91,114	157,126	143,692
Dividends to preferred stockholders	11,106	11,107	11,106	22,213	22,213
Net income attributable to common stockholders	7,230	127,683	80,008	134,913	121,479
Earnings per share:
Net income attributable to common stockholders
Basic	0.06	1.05	0.72	1.08	1.09
Diluted	0.06	1.05	0.72	1.08	1.08

(1)	The table below shows the components of mortgage-backed and credit risk transfer securities income for the periods presented.

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Coupon interest	214,501	192,442	164,165	406,943	330,484
Net premium amortization	(13,764)	(6,950)	(16,617)	(20,714)	(33,933)
Mortgage-backed and credit risk transfer securities interest income	200,737	185,492	147,548	386,229	296,551

5

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net income	18,336	138,790	92,277	157,126	145,526
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	47,188	52,349	(47,929)	99,537	(180,246)
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	(121)	10,147	9,889	10,026	19,126
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(5,916)	(5,851)	(6,898)	(11,767)	(13,437)
Currency translation adjustments on investment in unconsolidated venture	(320)	(276)	486	(596)	798
Total other comprehensive income (loss)	40,831	56,369	(44,452)	97,200	(173,759)
Comprehensive income (loss)	59,167	195,159	47,825	254,326	(28,233)
Less: Comprehensive (income) loss attributable to non-controlling interest	—	—	(602)	—	357
Less: Dividends to preferred stockholders	(11,106)	(11,107)	(11,106)	(22,213)	(22,213)
Comprehensive income (loss) attributable to common stockholders	48,061	184,052	36,117	232,113	(50,089)

6

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands except share amounts	June 30, 2019	December 31, 2018
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value (including pledged securities of $20,848,269 and $17,082,825, respectively)	21,536,047	17,396,642
Cash and cash equivalents	99,620	135,617
Restricted cash	55,271	—
Due from counterparties	21,041	13,500
Investment related receivable	141,989	66,598
Derivative assets, at fair value	10,067	15,089
Other assets	174,043	186,059
Total assets	22,038,078	17,813,505
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	17,075,065	13,602,484
Secured loans	1,650,000	1,650,000
Derivative liabilities, at fair value	36,969	23,390
Dividends and distributions payable	60,671	49,578
Investment related payable	462,060	132,096
Accrued interest payable	55,002	37,620
Collateral held payable	14,939	18,083
Accounts payable and accrued expenses	3,144	1,694
Due to affiliate	10,127	11,863
Total liabilities	19,367,977	15,526,808
Commitments and contingencies (See Note 14) (1):
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 11,500,000 shares issued and outstanding ($287,500 aggregate liquidation preference)	278,108	278,108
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 128,795,528 and 111,584,996 shares issued and outstanding, respectively	1,287	1,115
Additional paid in capital	2,650,329	2,383,532
Accumulated other comprehensive income	318,013	220,813
Retained earnings (distributions in excess of earnings)	(862,852)	(882,087)
Total stockholders' equity	2,670,101	2,286,697
Total liabilities and stockholders' equity	22,038,078	17,813,505

(1)	See Note 14 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

7

Exhibit 99.1

Non-GAAP Financial Measures
The Company uses the following non-GAAP financial measures to analyze its operating results and believes these financial measures are useful to investors in assessing the Company's performance as further discussed below:

•	core earnings (and by calculation, core earnings per common share),

•	effective interest income (and by calculation, effective yield),

•	effective interest expense (and by calculation, effective cost of funds),

•	effective net interest income (and by calculation, effective interest rate margin), and

•	repurchase agreement debt-to-equity ratio.
The most directly comparable U.S. GAAP measures are:

•	net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share),

•	total interest income (and by calculation, earning asset yields),

•	total interest expense (and by calculation, cost of funds),

•	net interest income (and by calculation, net interest rate margin); and

•	debt-to-equity ratio.
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Core Earnings
The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; realized and unrealized (gain) loss on GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; net loss on extinguishment of debt; and cumulative adjustments attributable to non-controlling interest. The Company may add and has added additional reconciling items to its core earnings calculation as appropriate.
The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results. The Company excludes the impact of gains and losses because gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its condensed consolidated balance sheet. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the condensed consolidated statement of operations. In addition, certain gains and losses represent one-time events.
The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

8

Exhibit 99.1

The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to core earnings for the following periods:

	Three Months Ended			Six Months Ended
$ in thousands, except per share data	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net income attributable to common stockholders	7,230	127,683	80,008	134,913	121,479
Adjustments:
(Gain) loss on investments, net	(302,182)	(268,382)	36,377	(570,564)	196,747
Realized (gain) loss on derivative instruments, net (1)	307,239	232,387	(36,274)	539,626	(149,852)
Unrealized (gain) loss on derivative instruments, net (1)	45,019	(26,418)	(35,406)	18,601	(67,307)
Realized and unrealized (gain) loss on GSE CRT embedded derivatives, net (2)	7,738	(2,534)	4,903	5,204	7,371
Loss on foreign currency transactions, net (3)	—	—	2,966	—	1,152
Amortization of net deferred (gain) loss on de-designated interest rate swaps (4)	(5,916)	(5,851)	(6,898)	(11,767)	(13,437)
Net loss on extinguishment of debt	—	—	—	—	26
Subtotal	51,898	(70,798)	(34,332)	(18,900)	(25,300)
Cumulative adjustments attributable to non-controlling interest	—	—	432	—	318
Core earnings attributable to common stockholders	59,128	56,885	46,108	116,013	96,497
Basic income per common share	0.06	1.05	0.72	1.08	1.09
Core earnings per share attributable to common stockholders (5)	0.46	0.47	0.41	0.93	0.86

(1)	U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Realized gain (loss) on derivative instruments, net	(307,239)	(232,387)	36,274	(539,626)	149,852
Unrealized gain (loss) on derivative instruments, net	(45,019)	26,418	35,406	(18,601)	67,307
Contractual net interest income (expense) on interest rate swaps	7,525	4,509	(4,511)	12,034	(16,623)
Gain (loss) on derivative instruments, net	(344,733)	(201,460)	67,169	(546,193)	200,536

(2)	U.S. GAAP realized and unrealized credit derivative income (loss), net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Realized and unrealized gain (loss) on GSE CRT embedded derivatives, net	(7,738)	2,534	(4,903)	(5,204)	(7,371)
GSE CRT embedded derivative coupon interest	5,300	5,350	5,638	10,650	11,271
Realized and unrealized credit derivative income (loss), net	(2,438)	7,884	735	5,446	3,900

9

Exhibit 99.1

(3)	U.S. GAAP other investment income (loss), net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Dividend income	1,007	1,029	806	2,036	2,094
Loss on foreign currency transactions, net	—	—	(2,966)	—	(1,152)
Other investment income (loss), net	1,007	1,029	(2,160)	2,036	942

(4)	U.S. GAAP repurchase agreements interest expense on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Interest expense on repurchase agreement borrowings	123,894	107,726	76,287	231,620	142,411
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,916)	(5,851)	(6,898)	(11,767)	(13,437)
Repurchase agreements interest expense	117,978	101,875	69,389	219,853	128,974

(5) Core earnings per share attributable to common stockholders is equal to core earnings divided by the basic weighted average number of common shares outstanding.
The components of core income for the three and six months ended June 30, 2019 are:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Effective net interest income(1)	79,894	78,063	67,968	157,957	140,041
Dividend income	1,007	1,029	806	2,036	2,094
Equity in earnings (losses) of unconsolidated ventures	702	692	798	1,394	1,694
Total expenses	(11,369)	(11,792)	(11,627)	(23,161)	(23,604)
Total core earnings	70,234	67,992	57,945	138,226	120,225
Dividends to preferred stockholders	(11,106)	(11,107)	(11,106)	(22,213)	(22,213)
Core earnings attributable to non-controlling interest	—	—	(731)	—	(1,515)
Core earnings attributable to common stockholders	59,128	56,885	46,108	116,013	96,497

(1)	See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.

10

Exhibit 99.1

Effective Interest Income/ Effective Yield/ Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net. The Company includes its GSE CRT embedded derivative coupon interest in effective interest income because GSE CRT coupon interest is not accounted for consistently under U.S. GAAP. The Company accounts for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but has elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option is recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments is recorded as realized and unrealized credit derivative income (loss). The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company has elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.

11

Exhibit 99.1

The following tables reconcile total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended
	June 30, 2019		March 31, 2019		June 30, 2018
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	202,221	3.89%	187,074	3.91%	151,599	3.42%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,300	0.10%	5,350	0.11%	5,638	0.13%
Effective interest income	207,521	3.99%	192,424	4.02%	157,237	3.55%

	Six Months Ended June 30,
	2019		2018
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	389,295	3.90%	304,824	3.40%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	10,650	0.10%	11,270	0.13%
Effective interest income	399,945	4.00%	316,094	3.53%
The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	June 30, 2019		March 31, 2019		June 30, 2018
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	129,236	2.73%	113,019	2.65%	77,860	2.04%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	5,916	0.13%	5,851	0.14%	6,898	0.18%
Add (Less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(7,525)	(0.16)%	(4,509)	(0.11)%	4,511	0.12%
Effective interest expense	127,627	2.70%	114,361	2.68%	89,269	2.34%

	Six Months Ended June 30,
	2019		2018
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	242,255	2.69%	145,993	1.89%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	11,767	0.13%	13,437	0.17%
Add (Less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(12,034)	(0.13)%	16,624	0.22%
Effective interest expense	241,988	2.69%	176,054	2.28%

12

Exhibit 99.1

The following table reconciles net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	June 30, 2019		March 31, 2019		June 30, 2018
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	72,985	1.16%	74,055	1.26%	73,739	1.38%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,916)	(0.13)%	(5,851)	(0.14)%	(6,898)	(0.18)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,300	0.10%	5,350	0.11%	5,638	0.13%
Add (Less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	7,525	0.16%	4,509	0.11%	(4,511)	(0.12)%
Effective net interest income	79,894	1.29%	78,063	1.34%	67,968	1.21%

	Six Months Ended June 30,
	2019		2018
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	147,040	1.21%	158,831	1.51%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(11,767)	(0.13)%	(13,437)	(0.17)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	10,650	0.10%	11,270	0.13%
Add (Less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	12,034	0.13%	(16,623)	(0.22)%
Effective net interest income	157,957	1.31%	140,041	1.25%

13

Exhibit 99.1

Repurchase Agreement Debt-to-Equity Ratio
The following tables show the allocation of the Company's equity to its target assets, the Company's debt-to-equity ratio, and the Company's repurchase agreement debt-to-equity ratio as of June 30, 2019 and March 31, 2019. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt (sum of repurchase agreements and secured loans) to total equity. The Company presents a repurchase agreement debt-to-equity ratio, a non-GAAP financial measure of leverage, because the mortgage REIT industry primarily uses repurchase agreements, which typically mature within one year, to finance investments. The Company believes presenting the Company's repurchase agreement debt-to-equity ratio, when considered together with U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding the Company's refinancing risks, and gives investors a comparable statistic to those other mortgage REITs who almost exclusively borrow using short-term repurchase agreements that are subject to refinancing risk.

June 30, 2019

$ in thousands	Agency RMBS	Agency CMBS	Commercial Credit (1)	Residential Credit (2)	Total
Mortgage-backed and credit risk transfer securities	12,935,301	2,926,243	3,651,586	2,022,917	21,536,047
Cash and cash equivalents (3)	44,940	9,724	31,996	12,960	99,620
Restricted cash (4)	45,074	10,197	—	—	55,271
Derivative assets, at fair value (4)	8,207	1,857	3	—	10,067
Other assets	91,609	77,742	113,682	54,040	337,073
Total assets	13,125,131	3,025,763	3,797,267	2,089,917	22,038,078

Repurchase agreements	11,234,043	2,299,766	1,849,544	1,691,712	17,075,065
Secured loans (5)	580,915	—	1,069,085	—	1,650,000
Derivative liabilities, at fair value (4)	29,904	6,765	300	—	36,969
Other liabilities	86,687	464,263	42,437	12,556	605,943
Total liabilities	11,931,549	2,770,794	2,961,366	1,704,268	19,367,977

Total equity (allocated)	1,193,582	254,969	835,901	385,649	2,670,101
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets (6)	—	—	(49,996)	—	(49,996)
Collateral pledged against secured loans	(688,520)	—	(1,267,117)	—	(1,955,637)
Secured loans	580,915	—	1,069,085	—	1,650,000
Equity related to repurchase agreement debt	1,085,977	254,969	587,873	385,649	2,314,468
Debt-to-equity ratio (7)	9.9	9.0	3.5	4.4	7.0
Repurchase agreement debt-to-equity ratio (8)	10.3	9.0	3.1	4.4	7.4

(1)	Investments in non-Agency CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(2)	Investments in non-Agency RMBS, GSE CRT and a loan participation interest are included in residential credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for each asset class.

(4)	Restricted cash, derivative assets and derivative liabilities are allocated based on the hedging strategy for each asset class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets includes commercial loans, investments in unconsolidated joint ventures and other.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements and secured loans) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

14

Exhibit 99.1

March 31, 2019

$ in thousands	Agency RMBS	Agency CMBS	Commercial Credit (1)	Residential Credit (2)	Total
Mortgage-backed and credit risk transfer securities	13,575,817	2,001,552	3,455,805	2,094,424	21,127,598
Cash and cash equivalents (3)	35,406	4,302	25,869	12,905	78,482
Restricted cash(4)	4,379	646	—	—	5,025
Derivative assets, at fair value (4)	22,893	3,375	312	—	26,580
Other assets	84,476	7,457	109,886	59,883	261,702
Total assets	13,722,971	2,017,332	3,591,872	2,167,212	21,499,387

Repurchase agreements	11,868,925	1,639,097	1,642,106	1,674,259	16,824,387
Secured loans (5)	581,896	—	1,068,104	—	1,650,000
Derivative liabilities, at fair value (4)	7,376	1,087	—	—	8,463
Other liabilities	69,863	230,980	28,468	15,512	344,823
Total liabilities	12,528,060	1,871,164	2,738,678	1,689,771	18,827,673

Total equity (allocated)	1,194,911	146,168	853,194	477,441	2,671,714
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets (6)	—	—	(48,583)	—	(48,583)
Collateral pledged against secured loans	(686,656)	—	(1,260,396)	—	(1,947,052)
Secured loans	581,896	—	1,068,104	—	1,650,000
Equity related to repurchase agreement debt	1,090,151	146,168	612,319	477,441	2,326,079
Debt-to-equity ratio (7)	10.4	11.2	3.2	3.5	6.9
Repurchase agreement debt-to-equity ratio (8)	10.9	11.2	2.7	3.5	7.2

(1)	Investments in non-Agency CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(2)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for each asset class.

(4)	Restricted cash, derivative assets and derivative liabilities are allocated based on the hedging strategy for each asset class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets includes commercial loans, investments in unconsolidated joint ventures and other.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements and secured loans) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

15

Exhibit 99.1

Average Earning Asset Balances
The table below presents information related to the Company's average earning assets for the following periods.

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Average Earning Asset Balances (1):
Agency RMBS:
15 year fixed-rate, at amortized cost	342,822	371,228	2,648,396	356,946	2,763,406
30 year fixed-rate, at amortized cost	12,569,625	11,780,005	7,805,977	12,176,996	7,818,321
ARM, at amortized cost	6,326	19,355	220,960	12,805	226,103
Hybrid ARM, at amortized cost	146,331	224,458	1,595,131	185,179	1,630,813
Agency - CMO, at amortized cost	377,794	291,914	254,642	335,091	264,210
Agency CMBS, at amortized cost	1,940,906	1,129,227	50,179	1,537,309	25,228
Non-Agency CMBS, at amortized cost	3,470,708	3,361,132	3,177,398	3,416,222	3,185,442
Non-Agency RMBS, at amortized cost	1,020,856	1,084,721	1,030,949	1,052,612	1,057,619
GSE CRT, at amortized cost	852,083	808,296	769,821	830,310	773,263
Loan participation interest	51,377	54,763	—	53,061	—
Commercial loans, at amortized cost	24,365	27,375	178,080	25,862	185,767
Average earning assets	20,803,193	19,152,474	17,731,533	19,982,393	17,930,172

Average Earning Asset Yields (2):
Agency RMBS:
15 year fixed-rate	3.21%	3.50%	1.99%	3.36%	2.02%
30 year fixed-rate	3.43%	3.38%	2.95%	3.40%	2.96%
ARM	3.60%	3.70%	2.43%	3.67%	2.37%
Hybrid ARM	2.85%	3.47%	2.28%	3.23%	2.26%
Agency - CMO	3.24%	3.56%	3.04%	3.38%	2.76%
Agency CMBS	3.49%	3.52%	3.63%	3.50%	3.63%
Non-Agency CMBS	5.07%	4.98%	4.95%	5.02%	4.90%
Non-Agency RMBS	6.53%	6.71%	7.12%	6.62%	7.10%
GSE CRT (3)	3.56%	3.67%	3.37%	3.61%	3.18%
Commercial loans	11.13%	11.08%	9.12%	11.10%	8.98%
Loan participation interest	6.12%	6.14%	—%	6.13%	—%
Average earning asset yields	3.89%	3.91%	3.42%	3.90%	3.40%

(1)	Average balances for each period are based on weighted month-end average earning assets.

(2)
Average earning asset yields for the period are calculated by dividing interest income, including amortization of premiums and discounts, by average month-end earning assets based on the amortized cost of the investments. All yields are annualized.

(3)
GSE CRT average earning asset yields exclude coupon interest associated with embedded derivatives on securities not accounted for under the fair value option that is recorded as realized and unrealized credit derivative income (loss), net under U.S. GAAP.

16

Exhibit 99.1

Average Borrowings and Cost of Funds
The table below presents information related to the Company's average borrowings and average cost of funds.

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Average Borrowings (1):
Agency RMBS (2)	12,516,268	11,664,156	11,146,252	12,092,572	11,286,117
Agency CMBS	1,881,685	1,074,917	43,984	1,480,530	22,114
Non-Agency CMBS (2)	2,819,109	2,663,941	2,556,166	2,741,948	2,549,519
Non-Agency RMBS	901,451	886,554	861,598	894,044	876,318
GSE CRT	751,882	717,482	667,972	734,777	671,245
Exchangeable senior notes	—	—	—	—	57,767
Loan participation interest	38,532	41,072	—	39,795	—
Total average borrowings	18,908,927	17,048,122	15,275,972	17,983,666	15,463,080
Maximum borrowings during the period (3)	19,365,413	18,474,387	15,352,321	19,365,413	15,674,202

Average Cost of Funds (4):
Agency RMBS (2)	2.73%	2.59%	1.98%	2.66%	1.82%
Agency CMBS	2.68%	2.64%	2.38%	2.66%	2.38%
Non-Agency CMBS (2)	3.19%	3.24%	2.68%	3.22%	2.48%
Non-Agency RMBS	3.46%	3.54%	3.19%	3.50%	3.05%
GSE CRT	3.47%	3.49%	3.16%	3.48%	3.02%
Exchangeable senior notes	—%	—%	—%	—%	5.58%
Loan participation interest	4.11%	4.15%	—%	4.13%	—%
Cost of funds	2.73%	2.65%	2.04%	2.69%	1.89%
Interest rate swaps average fixed pay rate (5)	2.28%	2.43%	2.18%	2.35%	2.26%
Interest rate swaps average floating receive rate (6)	(2.51)%	(2.58)%	(2.00)%	(2.54)%	(1.89)%
Effective cost of funds (non-GAAP measure) (7)	2.70%	2.68%	2.34%	2.69%	2.28%

Debt-to-equity ratio (as of period end)	7.0	x	6.9	x	6.1	x	7.0	x	6.1	x

(1)	Average borrowings for each period are based on weighted month-end balances; all percentages are annualized.

(2)	Agency RMBS and non-Agency CMBS average borrowings and cost of funds include borrowings under repurchase agreements and secured loans.

(3)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(4)	Average cost of funds is calculated by dividing annualized interest expense excluding amortization of net deferred gain (loss) on de-designated interest rate swaps by the Company's average borrowings.

(5)	Interest rate swaps average fixed pay rate is calculated by dividing annualized contractual swap interest expense by the Company's average notional balance of interest rate swaps.

(6)	Interest rate swaps average floating receive rate is calculated by dividing annualized contractual swap interest income by the Company's average notional balance of interest rate swaps.

(7)	For a reconciliation of cost of funds to effective cost of funds, see “Non-GAAP Financial Measures.”

17